Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VSE Corporation 2006 Restricted Stock Plan, as amended, of our reports dated March 6, 2014, with respect to the consolidated financial statements of VSE Corporation and the effectiveness of internal control over financial reporting of VSE Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

McLean, Virginia
May 7, 2014